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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8, of our report dated October 26, 2006, with respect to the financial statements of Simulations Plus, Inc. and Subsidiary appearing in the Company's Annual Report on Form 10-KSB for the year ended August 31, 2006.

/s/  Rose, Snyder & Jacobs

Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants

Encino, California
May 7, 2007